UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024

KBR, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33146			20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

	601 Jefferson Street
	Suite 3400
	Houston,	Texas	77002
	(Address of principal executive offices)
Registrant's telephone number including area code: (713) 753-2000

Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2024, KBR, Inc. (the “Company”) entered into Amendment No. 12 (the “Amendment”) to its existing Credit Agreement, dated as of April 25, 2018 (as amended by Amendment No. 1, dated as of November 12, 2018, Amendment No. 2, dated as of February 7, 2020, Amendment No. 3, dated as of July 2, 2020, Amendment No. 4, dated as of September 14, 2020, Amendment No. 5, dated as of November 18, 2021, Amendment No. 6, dated as of May 17, 2022, Amendment No. 7, dated as of December 30, 2022, Amendment No. 8, dated as of February 6, 2023, Amendment No. 9, dated as of June 6, 2023, Amendment No. 10, dated as of July 26, 2023, and Amendment No. 11, dated as of January 19, 2024, the “Existing Credit Agreement,” and as further amended by the Amendment, the “Credit Agreement”), with Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, the lenders party thereto and each of the subsidiaries of the Company party thereto.

Pursuant to the Amendment, the Existing Credit Agreement was amended to, among other things: (1) continue the aggregate $1.0 billion of commitments under the revolving credit facility (the “Revolving Facility”), of which $117 million was utilized and outstanding immediately following the Amendment, (2) replace the term A-1, term A-2 and term A-4 loan facilities under the Existing Credit Agreement with a single amended term A-1 loan facility (the “Term A-1 Facility”) in an aggregate principal amount of approximately $352 million, (3) continue the term A-3 loan facility (the “Term A-3 Facility” and together with the Term A-1 Facility and the Revolving Facility, the “Pro Rata Facilities”) under the Existing Credit Agreement with an aggregate outstanding principal amount of approximately £116 million, (4) extend the maturity date of the Pro Rata Facilities to February 7, 2029, the fifth anniversary of the Amendment closing date and (5) effect additional modifications to the terms and provisions of the Existing Credit Agreement, including to reset certain baskets sizes, as further set forth in the Amendment. The Amendment did not change the interest rate margin applicable to the Pro Rata Facilities.

The Credit Agreement contains representations and warranties, affirmative and negative covenants, including financial covenants requiring the Company to maintain a minimum interest coverage ratio and not exceed a maximum net leverage ratio, and events of default customary for facilities of this type.

The Company’s entry into the Amendment did not significantly impact the Company’s consolidated net leverage ratio as measured under the Credit Agreement immediately thereafter.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 12 to the Credit Agreement, dated as of February 7, 2024, with Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, the lenders party thereto and each of the subsidiaries of the Company party thereto.
104	Cover Page Interactive Data file (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

February 13, 2024	/s/ Sonia Galindo
Sonia Galindo
Executive Vice President, General Counsel & Corporate Secretary